Exhibit 10.12

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission.  Asterisks denote omissions.

Amendment No. 1
To The
Exclusive License Agreement

This Amendment No. 1 (this “Amendment”) to the Exclusive License Agreement between OvaScience, Inc. (“Company”) and The General Hospital Corporation, (“Hospital”) dated June 27, 2011 (the “Agreement”), is effective as of September 7, 2011.  Capitalized terms used but not defined in this Amendment shall, unless the context otherwise requires, have the meanings specified in the Agreement.

WITNESSETH

WHEREAS, pursuant to Section 12.3 of the Agreement, the Agreement may be so amended with the written consent of Company and Hospital; and

WHEREAS, Hospital has entered into a Joint Invention Administration agreement (“JIA”) with the President and Fellows of Harvard College (“Harvard”) wherein Hospital is the exclusive agent to grant licenses to the certain patent rights in the field of ex-vivo human fertility.

WHEREAS, Company and Hospital desire to amend the Agreement.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.                                      Section 1.4 of the Agreement shall be deleted in its entirety and replaced by the following:

1.4                               “Clinical Proof of Concept” shall mean the completion of a clinical study conducted by or on behalf of Company or any of its Affiliates or Sublicensees of a Product or Process using the Hospital Patent Rights, consisting of a minimum of [**] women patients, in which the average pregnancy rate (as measured by fetal heart beat) of all women in such study is at least [**] percent ([**]%) above the average pregnancy rate via fresh embryo transfer in the most recent National SART Clinic Summary Report for the age group adjusted average, as a result of the use of such Product or Process.

2.                                      Section 1.10 of the Agreement shall be deleted in its entirety and replaced by the following:

1.10                        “Patent Rights” shall mean:

(a)                                 “Hospital Patent Rights” shall mean, inclusively, the U.S. Patent Applications listed in Appendix A and/or the equivalent of such application, including any divisional, continuation (including claims of continuations-in-part only to the extent entirely supported by the specification of the application on which such continuations-in-part are based), foreign counterpart patent application, Letters Patent and/or the equivalent thereof issuing thereon, and/or reissue, reexamination or extension thereof, or supplementary protection certificate or patents of addition relating thereto; and

(b)                                 “Media Patent Rights” shall mean, inclusively, the U.S. Patent Applications listed in Appendix A-1 and/or the equivalent of such application, including any divisional, continuation (including claims of continuations-in-part only to the extent entirely supported by the specification of the application on which such continuations-in-part are based), foreign counterpart patent application, Letters Patent and/or the equivalent thereof issuing thereon, and/or reissue, reexamination or extension thereof, or supplementary protection certificate or patents of addition relating thereto.

3.                                      A following new section 1.18 is hereby inserted immediately after Section 1.17 of the License.

1.18                        “Limited Field” shall mean ex-vivo human female fertility treatments and shall specifically exclude (a) treatments of menopause associated symptoms or diseases other than treatments of infertility; (b) treatments to delay menopause or menopause associated symptoms or diseases other than treatments of infertility; (c) diagnostics; (d) research tools, or any other field not specifically set forth herein.  For purposes of this definition, ex vivo human female fertility treatments shall be deemed to include the treatment of sperm in relation to in vitro fertilization treatments.

4.                                      The introductory clause of Section 2.1 (a) of the License is hereby deleted in its entirety and replaced by the following:

(a)                                 Subject to the terms of this Agreement and Hospital’s and Harvard’s respective rights in Patent Rights, Hospital hereby grants to Company in the License Field with respect to Hospital Patent Rights, and the Limited Field with respect to Media Patent Rights, in the License Territory:

5.                                      Section 2.1(a)(i) of the License is hereby deleted in its entirety and replaced by the following:

(i)                                     an exclusive, royalty-bearing license under Hospital’s and Harvard’s respective rights in Patent Rights to make, have made, use, have used, Sell and have Sold Products and Processes;

6.                                      Section 2.1(b)(i) of the License is hereby deleted in its entirety and replaced by the following:

(i)                                     the right to grant to Clinical End Users and to final purchasers, users or consumers of Products or Processes the right to use such purchased Products or Processes in a method coming within the scope of Hospital Patent Rights within the License Field and within the scope of Media Patent Rights within the Limited Field, in each case in the License Territory; and

7.                                      Section 2.2 of the License is hereby deleted in its entirety and replaced by the following:

2.2                               Sublicenses.  Each sublicense granted hereunder shall be consistent with and comply with all terms of this Agreement and shall incorporate terms and conditions sufficient to enable Company to comply with this Agreement and shall provide that Hospital and Harvard are third party beneficiaries of the terms thereof directed to enabling Company’s compliance with this Agreement.  Company shall notify Hospital, in confidence, of its (or any of its Sublicensees’) intent to enter into a sublicense agreement, and shall provide Hospital with the name of prospective Sublicensee at least [**] days prior to the execution of a sublicense.  Company shall provide to Hospital a fully signed non-redacted copy of all sublicense agreements (including further sublicenses entered into by Sublicensees) and amendments thereto, including all exhibits, attachments and related documents, within [**] days of executing the same; provided that Hospital shall not disclose any such sublicense agreement to any third party other than Harvard, shall not use such sublicense agreements for any purpose other than monitoring Company’s compliance with this Agreement and shall limit access to such sublicense agreements to Hospital personnel with a need for such access for the foregoing monitoring purpose.  Upon termination of this Agreement or any license granted hereunder for any reason, any sublicenses shall be addressed in accordance with Section 10.7.  Any sublicense which is not in accordance with the forgoing provisions shall be null and void.

8.                                      A following new Section 2.3(d) is hereby inserted immediately after Section 2.3(c)(ii) of the License.

(d)                                 The right of Harvard, Hospital and Hospital’s Affiliates and academic, government and not-for-profit institutions to make and to use the subject matter described and/or claimed in the Media Patent Rights for research and educational purposes and not for the purpose of commercial manufacture, commercial marketing, commercial sale, commercial distribution or provision of services for a fee.  For the avoidance of doubt, nothing herein shall be construed as permitting any such institution or not-for-profit research organization to grant rights to any for-profit sponsor to Patent Rights within the scope of the license granted above.

9.                                      Section 2.4 of the License is hereby deleted in its entirety and replaced by the following:

2.4                               No Additional Rights.  It is understood that nothing in this Agreement shall be construed to grant Company or any of its Affiliates a license, express or implied, under any patent owned solely or jointly by Hospital or Harvard other than the Patent Rights expressly licensed hereunder.  Hospital shall have the right to license any Hospital Patent Rights to any other party for any purpose outside of the License Field or the License Territory.  Hospital and/or Harvard shall have the right to license any Media Patent Rights to any other party for any purpose outside of the Limited Field or the License Territory.

10.                               Section 3.1 of the Agreement shall be deleted in its entirety and replaced by the following:

3.1                               Diligence Requirements.  Company shall use, and shall cause its Affiliates and Sublicensees, as applicable, to use, commercially reasonable efforts to develop and make available to the public Products and Processes throughout the License Territory in the License Field.  Such efforts shall include achieving the following objectives within the time periods designated below following the Effective Date:

(a)                                 Pre-Sales Requirements for Product and/or Processes using Hospital Patent Rights and/or Technological Information:

(i)                                     Company shall use commercially reasonable efforts to carry out development of Products and/or Processes in accordance with development plans mutually agreed by the Parties through their Steering Committee representatives.

(ii)                                  Company shall secure venture capital or other equity financing of at least $[**] within [**] months following the Effective Date.

(iii)                               Company shall identify one or more study site(s) for a Clinical Proof of Concept study with [**] months following the Effective Date.

(iv)                              Provide written report to Hospital detailing regulatory strategy for developing a Product or Process within [**] months following the Effective Date.

(v)                                 Enroll the first patient in a Clinical Proof of Concept study within [**] months following the Effective Date.

(vi)                              Complete a Clinical Proof of Concept study within [**] months following the Effective Date; provided that this milestone shall be deemed achieved by the completion of a study prospectively intended to demonstrate Clinical Proof of Concept whether or not Clinical Proof of Concept is achieved with such study.

(vii)                           Achieve a First Commercial Sale as it relates to Hospital Patent Rights or Technological Information within [**] months following the Effective Date.

(b)                                 Pre-Sales Requirements for Product and/or Processes using Media Patent Rights:

(i)                                     Initiate animal studies of a Product or Process using the Media Patent Rights within [**] months following the Effective Date.

(ii)                                  Initiate human studies of a Product or Process using the Media Patent Rights within [**] months following the Effective Date.

(iii)                               Achieve First Commercial Sale of a Product or Process using the Media Patent Rights within [**] months of the Effective Date.

(c)                                  Post Sales Requirements.

(i)                                     Following the First Commercial Sale of a Product or Process in any country in the License Territory, Company shall directly or through its Affiliates and/or Sublicensees make continuing Sales of such Product or Process or a similar Product or Process in such country without any elapsed time period of [**] or more in which such Sales do not occur.

(ii)                                  Company shall directly or through an Affiliate or Sublicensee make such First Commercial Sale within the following countries and regions in the License Territory within [**] years after the Effective Date of this Agreement: (a) Canada, Mexico, Argentina, Brazil, Australia, New Zealand and Japan and (b) at least [**] of the following countries: the U.K., France, Germany, Italy and Spain.

Achievement of the foregoing objectives shall be deemed to satisfy Company’s obligations to use commercially reasonable efforts under this Section 3.1.  Sections 3.1(a) and (b) above may be updated or modified from time to time by the Steering Committee, and any such update or modification shall be documented in the minutes of the applicable Steering Committee meeting and may be updated hereto through a written amendment.

11.                               Section 3.2 of the Agreement shall be deleted in its entirety and replaced by the following:

3.2                               Diligence Failures.  If Company fails to fulfill any of its obligations under Section 3.1(c) with respect to any of the countries listed in Section 3.1(c)(ii)(a) or with respect to at least three of the countries listed in Section 3.1(c)(ii)(b) in any material respect, then, subject to the notice and cure provisions of Section 10.4, Hospital may treat such failure as a default and, at Hospital’s option, may, solely with respect to the country(-ies) to which such failure relates, either convert the License under 2(a)(i) to non-exclusive or terminate this Agreement and/or any license granted hereunder in accordance with Section 10.4.  For the avoidance of doubt, Hospital shall not, based on Company’s failure to fulfill it obligations under Section 3.1(c), have the right to terminate this Agreement or Company’s licenses hereunder, or convert Company’s licenses hereunder to non-exclusive, with respect to countries in which Company satisfies its obligations under Section 3.1(c).  In addition, if Company, together with its Affiliates, Sublicensees and Clinical End Users, ceases all development and commercialization activities with respect to all Products and Processes for more than [**], Hospital may treat such failure as a default and, at Hospital’s option, may either convert the License under 2(a)(i) to non-exclusive or terminate this Agreement and/or any license granted hereunder in accordance with Section 10.4.  If Company fails to fulfill any of its obligations under Section 3.1 (a) or 3.1(b), then, subject to the notice and cure provisions of Section 10.4, Hospital may treat such failure as a default and, at Hospital’s option, may, in the case of such failure with respect to Section 3.1 (a), solely with respect to the Hospital Patent Rights, or in the case of such failure with respect to Section 3.1(b), solely with respect to the Media Patent Rights, either convert the License under 2(a)(i) to non-exclusive with respect to the Hospital Patent Rights or Media Patent Rights, as applicable, or terminate any license granted hereunder with respect to the Hospital Patent Rights or Media Patent Rights, as applicable, in accordance with Section 10.4.  For the avoidance of doubt, Hospital shall not, based on Company’s failure to fulfill it obligations under Section 3.1 (a) or 3.1(b), have the right to terminate this Agreement or Company’s licenses hereunder, or convert Company’s licenses hereunder to non-exclusive, other than with respect to the Hospital Patent Rights or Media Patent Rights, as applicable.

12.                               A following new section 4.1 (a) is hereby inserted immediately after Section 4.1 of the License.

(a)                                 Media Patent Rights License Issue Fee.  Company shall pay Hospital an additional non-refundable license issue fee in the amount of [**] dollars ($[**]) upon the effective date of Amendment No. 1 to this Agreement for the grant of rights under the Media Patent Rights.

13.                               Section 4.2 of the Agreement shall be deleted in its entirety and replaced by the following:

4.2                               Patent Cost Reimbursement.  Company shall reimburse Hospital for all costs associated with the preparation, filing, prosecution and maintenance of all Patent Rights (“Patent Costs”).  As of the Effective Date, Hospital has incurred approximately [**] Dollars ($[**]) in Patent Costs with respect to Hospital Patent Rights.  As of the effective date of Amendment No. 1 to this Agreement, Hospital and Harvard have incurred approximately [**] Dollars ($[**]) in Patent Costs with respect to Media Patent Rights.  Company shall pay such amounts to Hospital based upon the following schedule:

•                  $[**] of the Effective Date

•                  [**] after the effective date of Amendment No. 1 to this Agreement

•                  $ [**] of the Effective Date

•                  [**] of the Effective Date

Company shall pay to Hospital, or at Hospital’s request directly to patent counsel, all other Patent Costs within [**] days of Company’s receipt of an invoice for such Patent Costs either from Hospital or Hospital’s patent counsel.  Hospital shall instruct patent counsel to provide copies to Hospital for Hospital’s administrative files of all invoices detailing Patent Costs which are sent directly to Company.

14.                               A following new section 4.3(c) is hereby inserted immediately after Section 4.3(b) of the License.

(c)  Media Patent Rights Annual License Fee.  Company shall pay to Hospital the non-refundable amount of [**] Dollars ($[**]) as an annual license fee for the grant of rights under the Media Patent Rights within [**] days after each anniversary of the Effective Date.

Each Media Patent Rights Annual License Fee shall be creditable against royalties subsequently due on Net Sales amounts from Products or Processes relying on the Media Patent Rights made in the same year as such fee is due, and against milestones subsequently due in the same year as such fee is due, but shall not be credited against royalties due on Net Sales made or milestones payable in any other subsequent year.  However, the first [**] Dollars ($[**]) of Media Patent Rights Annual License Fees shall be creditable against royalties subsequently due on Net Sales amounts made and milestones payable during the [**] and [**] calendar years following the Effective Date, if any, but shall not be credited against royalties due on Net Sales made or milestones payable in any other prior or subsequent year.

15.                               Section 4.4 of the Agreement shall be deleted in its entirety and replaced by the following:

4.4                               Milestone Payments.  In addition to the payments set forth in Sections 4.1 through 4.3 above, Company shall pay Hospital milestone payments as follows:

(a)                                 [**] Dollars ($[**]) within [**] days of [**]; and

(b)                                 [**] Dollars ($[**]) within [**] days of [**]; and

(c)                                  [**] Dollars ($[**]) within [**] days of [**]; and

(d)                                 [**] Dollars ($ [**]) within [**] days following the earlier of (i) [**] or (ii) [**] months after [**]; and

(e)                                  [**] Dollars ($[**]) for  the  first calendar year in which Net Sales amounts equal or exceed [**] Dollars ($[**]); and

(f)                                   [**] Dollars ($[**]) for the first calendar year in which Net Sales amounts equal or exceed [**] Dollars ($[**]); and

(g)                                  [**] Dollars ($[**]) for the first calendar year in which Net Sales amounts equal or exceed [**] Dollars ($[**]); and

(h)                                 [**] Dollars ($[**]) for the first calendar year in which Net Sales amounts equal or exceed [**] Dollars ($[**]); and

(i)                                     [**] Dollars ($[**]) for the first calendar year in which Net Sales amounts equal or exceed [**] Dollars ($[**]); and

(j)                                    [**] Dollars ($[**]) for the first calendar year in which Net Sales amounts equal or exceed [**] Dollars ($[**]); and

(k)                                 [**] Dollars ($[**]) for the first calendar year in which Net Sales amounts equal or exceed [**] Dollars ($[**]).

For the avoidance of doubt, should the milestone described in clause (b) above be achieved before the milestone in clause (a) above is achieved, the milestone payments described in clause (a) will be due and payable concurrently with the milestone payment described in clause (b), and should the milestone described in clause (d) above be achieved before the milestone in clause (c) above is achieved, the milestone payments described in clause (c) will be due and payable concurrently with the milestone payment described in clause (d), and should Net Sales amounts be equal to or greater than more than one of the above as yet to be achieved milestones in any given calendar year, all such milestones first achieved in such calendar year shall be due for that calendar year.

All payments due to Hospital under this Section 4.4 shall be due and payable by Company within [**] days after the end of each Reporting Period, and shall be accompanied by a report as set forth in Sections 5.2 and 5.3.

The milestone payments set forth in this Section 4.4 shall each be payable no more than once.

16.                               Section 4.5(a) of the License is hereby deleted in its entirety and replaced by the following:

(a)                                 Beginning with the First Commercial Sale in any country in the License Territory, Company shall pay Hospital during the term of any license granted under Section 2.1(a)(i), a royalty of [**] percent ([**]%) of the Net Sales amounts of all Products and Processes.  In the event that Company reasonably determines that royalty payments to one or more third parties are required in order to avoid potential infringement of third party patent rights as a result of Sales of Products and/or Processes, Company shall notify Hospital via Hospital’s Executive Director, Research Ventures and Licensing promptly following Company’s decision to pursue a license from the applicable third party and, if such payments are in excess of [**] Percent ([**]%) of Net Sales, Company may offset a total of [**] Percent ([**]%) of such third-party payments that are in excess of [**] Percent ([**]%) of Net Sales against any royalty payments that are due under this Section 4.5(a) to Hospital in the same Reporting Period, provided that in no event shall the royalty payments under this Section 4.5(a), when aggregated with any other offsets and credits allowed under this Agreement, be reduced by more than [**] Percent ([**]%) in any Reporting Period.  Without limiting the foregoing, in connection with providing notification to Hospital of Company’s intent to pursue a third party license, Company shall provide an explanation of its rationale for pursuing the license.  In the event that Hospital notifies Company that Hospital has concerns regarding Company’s determination to seek such license, the Steering Committee shall be convened to review the determination.  Failing satisfactory resolution from the Steering Committee the matter shall be discussed between Company CEO or Chairman and the Hospital’s Executive Director, Research Ventures and Licensing; provided that, Company’s CEO shall have final decision-

making authority with respect to such matter and Company shall not be required to delay obtaining the proposed third party license for more than [**] days in total as a result of the foregoing Steering Committee and executive consultation process.

17.                               The following new language shall be inserted after the final paragraph of Section 5.3 of the Agreement:

In addition to the above, in each such report, Company shall separately account (i) for royalties owed for Net Sales of Products and/or Processes covered solely by Media Patent Rights and solely by Hospital Patent Rights and (ii) for royalties owed for Net Sales of Products and/or Processes covered by both Media Patent Rights and Hospital Patent Rights.  Such reporting shall be of sufficient detail as to how the separate royalties were calculated in relation to (ii) above.  Absent the Company’s ability to accurately determine the royalties for each of the Hospital Patent Rights and Media Patent Rights as they relate to Products and/or Processes covered by both Media Patent Rights and Hospital Patent Rights, Company shall specify in its independent, good faith discretion the amount of such royalties attributable to the Media Patent Rights.

18.                               Section 5.4 of the Agreement shall be deleted in its entirety and replaced by the following:

5.4                               Sublicense Income Reports.  Company shall, along with delivering payment as set forth in Section 4.7, report to Hospital within [**] days after the end of each Reporting Period the amount of all Sublicense Income received by Company during such Reporting Period, and Company’s calculation of the amount due and paid to Hospital from such income, including an itemized listing of the source of income comprising such consideration, and the name and address of each entity making such payments in substantially the format outlined in Appendix C.  Additionally, Company shall separately account for Sublicense Income owed with respect to the Hospital Patent Rights and the Media Patent Rights.  Absent Company’s ability to accurately determine the Sublicense Income with respect to the each of the Hospital Patent Rights and Media Patent Rights, Company shall specify in its independent, good faith discretion the amount of such Sublicense income attributable to the Media Patent Rights.

19.                               Section 7.1 of the Agreement shall be deleted in its entirety and replaced by the following:

7.1                               Hospital Right to Prosecute.  Hospital will protect the Patent Rights from infringement and prosecute infringers when, in its sole judgment, such action may be reasonably necessary, proper and justified.  If Company shall have supplied Hospital with written evidence demonstrating to Hospital’s reasonable satisfaction prima facie infringement of a claim of a Hospital Patent Right in the License Field, or of a Media Patent Right in the Limited Field, in the License Territory by a third party which poses a material threat to Company’s rights under this Agreement, Company may by notice request Hospital to take steps to protect such Patent Right.  Hospital shall notify Company within [**] days of the receipt of such notice whether Hospital intends to prosecute the alleged infringement.  If Hospital notifies Company that it intends to so prosecute, Hospital shall, within [**] months of its notice to Company either (a) cause such infringement to terminate, or (b) initiate legal proceedings against the infringer.

20.                               Section 7.2 of the Agreement shall be deleted in its entirety and replaced by the following:

7.2                               Company Right to Prosecute.  In the event Hospital notifies Company that Hospital does not intend to prosecute infringement identified under Section 7.1, Company may, upon notice to Hospital, initiate legal proceedings against the infringer at Company’s expense with respect to a claim of a Hospital Patent Right in the License Field, or of a Media Patent Right in the Limited Field, in the License Territory.  Before commencing such action, Company and, as applicable, any Affiliate, shall consult with Hospital, concerning, among other things, Company’s standing to bring suit, the advisability of bringing suit, the selection of counsel and the jurisdiction for such action and shall consider the views of Hospital regarding the proposed action, including without limitation with respect to potential effects on the public interest.  Company shall be responsible for all costs, expenses and liabilities in connection with any such action and shall indemnify and hold Hospital and Harvard harmless therefrom, regardless of whether Hospital or Harvard is a party-plaintiff, except for the expense of any independent counsel retained by Hospital in accordance with Section 7.5 below.

21.                               Section 7.3 of the Agreement shall be deleted in its entirety and replaced by the following:

7.3                               Hospital and/or Harvard Joined as Party-Plaintiff.  If Company elects to commence an action as described in Section 7.2 above, Hospital and/or Harvard shall have, in its sole discretion, the option to join such action as a party-plaintiff.  If joinder of Hospital and/or Harvard as a party-plaintiff is necessary or desirable in order for Company to bring or maintain such action or to prove damages in such action, and Company requests that Hospital and/or Harvard be joined, Hospital and/or Harvard may either, in its sole discretion, permit itself to be joined as a party-plaintiff at the sole expense of Company, or assign to Company all of Hospital’s and/or Harvard’s right, title and interest in and to the Patent Right which is the subject of such action (subject to all of Hospital’s and/or Harvard’s obligations to the government under law and any other rights that others may have in such Patent Right).  If Hospital and/or Harvard makes such an assignment, such action by Company shall thereafter be brought or continued without Hospital and/or Harvard as a party; provided, however, that Hospital and/or Harvard shall continue to have all rights of prosecution and maintenance with respect to Patent Rights and Company shall continue to meet all of its obligations under this Agreement as if the assigned Patent Right were still licensed to Company hereunder.

22.                               Section 7.4 of the Agreement shall be deleted in its entirety and replaced by the following:

7.4                               Notice of Actions; Settlement.  Company shall promptly inform Hospital of any action or suit relating to Patent Rights and shall not enter into any settlement, consent judgment or other voluntary final disposition of any action relating to Patent Rights, including but not limited to appeals, without the prior written consent of Hospital and/or Harvard, as applicable.

23.                               Section 8.1 of the Agreement shall be deleted in its entirety and replaced by the following:

8.1                               Indemnification.

(a)                                 Company shall indemnify, defend and hold harmless Hospital and Harvard and their Affiliates and their respective current or former trustees, directors, officers, medical and professional staff, governing board members, faculty, students, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of contract, tort, warranty, or strict liability) concerning any product, process or service made, used, or sold or performed pursuant to any right or license granted under this Agreement.

(b)                                 With respect to Patent Cost Reimbursement under Section 4.2, Company agrees to indemnify, defend and hold Hospital harmless from and against any and all Patent Costs and costs of collection arising from the failure of Company to timely pay such Patent Costs.

(c)                                  Company agrees, at its own expense, to provide attorneys reasonably acceptable to the Hospital and/or Harvard to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought; provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of Company, if representation of such Indemnitee by counsel retained by Company would be inappropriate because of conflict of interests of such Indemnitee and any other party represented by such counsel.  Company agrees to keep Hospital and/or Harvard informed of the progress in the defense and disposition of such claim and to consult with Hospital and/or Harvard prior to any proposed settlement.

(d)                                 This section 8.1 shall survive expiration or termination of this Agreement.

24.                               Section 9.2 of the Agreement shall be deleted in its entirety and replaced by the following:

9.2                               No Warranties.  NEITHER HOSPITAL NOR HARVARD MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, CONCERNING THE PATENT RIGHTS AND THE RIGHTS GRANTED

HEREUNDER, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE,  NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AND HEREBY DISCLAIMS THE SAME.  SPECIFICALLY, AND NOT TO LIMIT THE FOREGOING, NEITHER HOSPITAL NOR HARVARD MAKES ANY WARRANTY OR REPRESENTATION (a) REGARDING THE VALIDITY OR SCOPE OF ANY OF THE CLAIM(S), WHETHER ISSUED OR PENDING, OF ANY OF THE PATENT RIGHTS, AND (b) THAT THE EXPLOITATION OF THE PATENT RIGHTS OR ANY PRODUCT OR PROCESS WILL NOT INFRINGE ANY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF HOSPITAL, HARVARD OR OF ANY THIRD PARTY.

25.                               Section 9.3 of the Agreement shall be deleted in its entirety and replaced by the following:

9.3                               Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY OR HARVARD OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, MEDICAL AND PROFESSIONAL STAFF, EMPLOYEES AND AGENTS BE LIABLE TO THE ANOTHER OR ANY OF ITS AFFILIATES FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE LICENSE RIGHTS GRANTED HEREUNDER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, INCLUDING WITHOUT LIMITATION SUCH DAMAGES THAT ARE ECONOMIC DAMAGES OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF WHETHER SUCH ENTITY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING; PROVIDED, HOWEVER, NOTHING IN THIS SECTION 9.3 SHALL BE CONSTRUED TO LIMIT COMPANY’S OBLIGATION TO INDEMNIFY HOSPITAL AND HARVARD UNDER SECTION 8 OF THIS AGREEMENT.

26.                               Section 10.5 of the Agreement shall be deleted in its entirety and replaced by the following:

10.5                        Challenging Validity.  During the term of this Agreement, Company shall not challenge, and shall restrict its Affiliates and Sublicensees from challenging the validity of the Patent Rights and, in the event of any breach of this provision by Company, Hospital shall have the right to terminate this Agreement and any license granted hereunder immediately.  In addition, if the Patent Rights are upheld, Company shall reimburse Hospital and Harvard for their legal costs and expenses incurred in defending any such challenge by Company or its Affiliates or Sublicensees in any country in which Company and its Affiliates and Sublicensees retain a license to such Patent Rights under this Agreement.

27.                               Section 10.6 of the Agreement shall be deleted in its entirety and replaced by the following:

10.6                        Termination by Company.  Company shall have the right to terminate this Agreement in its entirety by giving ninety (90) days advance written notice to Hospital and upon such termination shall immediately cease all use and Sales of Products and Processes, subject to Section 10.9.  Company shall also have the right to terminate its license hereunder with respect to either the Hospital Patent Rights or the Media Patent Rights, but not both, by giving ninety (90) days advance written notice to Hospital and upon such termination shall immediately cease all use and Sales of Products and Processes using the Hospital Patent Rights or Media Patent Rights, as applicable, subject to Section 10.9.  Following such a termination with respect to the Hospital Patent Rights only, Sections 3.1 (a), and to the extent not already achieved or paid, Sections 4.3(a), 4.3(b), 4.4(a) and 4.4(b) shall no longer have any force or effect, but this Agreement shall otherwise remain in full force and effect.  Following such a termination with respect to the Media Patent Rights only, Sections 3.1 (b), and to the extent not already achieved or paid, Sections 4.3(c), 4.4(c) and 4.4(d) shall no longer have any force or effect, but this Agreement shall otherwise remain in full force and effect.

28.                               The last sentence of Section 11.1 of the Agreement shall be deleted in its entirety and replaced by the following:

Company shall indemnify and hold harmless Hospital and Harvard for any breach of Company’s obligations under this Section 11.1.

29.                               The following language shall be added to Section 12.2:

Unless changed in writing in accordance with this Section, the notice address for Harvard shall be as follows:

Chief Technology Development Officer
Harvard Office of Technology Development
1350 Massachusetts Avenue
Holyoke Center, Suite 727E
Cambridge, MA 02138

Fax No. (617)495-9568

30.                               Section 12.7 of the Agreement shall be deleted in its entirety and replaced by the following:

12.7                        Use of Name.  Neither Party shall use the name of the other Party or Harvard or of any its Affiliates and their respective current or former trustees, directors, officers, medical and professional staff, governing board members, faculty, students, employees, and agents of the other Party or any adaptation thereof in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the Party or individual whose name is to be used.  For Hospital, such approval shall be obtained from Hospital’s VP of Public Affairs.  Notwithstanding the forgoing, this shall not prohibit Company from stating the factual existence of this Agreement and its Terms.

31.                               Appendix A-1 attached to this Amendment is hereby inserted into the Agreement immediately following Appendix A of the Agreement.

32.                               Except as expressly modified by this amendment, all terms and conditions of the Agreement shall remain in full force and effect.

33.                               This Amendment may be executed by the parties hereto on separate counterparts each of which shall constitute an original but all of which together shall constitute one and the same instrument.

34.                               This Amendment shall be governed by the laws of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the effective date first written above.

OVASCIENCE, INC.		THE GENERAL HOSPITAL CORPORATION, D/B/A
MASSACHUSETTS GENERAL HOSPITAL

By:	/s/ Michelle Dipp	By:	/s/ Rebecca Menapace
	Name:		Name:

TITLE:	CEO, OvaScience	TITLE:	/s/ Rebecca Menapace
Director, Research & Licensing
Research Ventures & Licensing

DATE:	9/7/11	DATE:	9/7/11

Appendix A

DESCRIPTION OF HOSPITAL PATENT RIGHTS

ID	Title	Assignee	Status	Type	CTRY	Serial #	Filing Date
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Appendix A-1

DESCRIPTION OF MEDIA PATENT RIGHTS

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